Exhibit 10.13

EXECUTION VERSION

SHAREHOLDER AGREEMENT

by and between

MORGAN STANLEY

and

MSCI INC.

Dated as of November 20, 2007

Section 5.07. Further Assurances	23
Section 5.08. Counterparts	24
Section 5.09. Governing Law	24
Section 5.10. Jurisdiction	24
Section 5.11. Entire Agreement	24
Section 5.12. Successors	24
Section 5.13. Specific Performance	24

2

SHAREHOLDER AGREEMENT

THIS SHAREHOLDER AGREEMENT (“Agreement”) is entered into as of November 20, 2007 by and between MSCI Inc., a Delaware corporation (“MSCI”), and Morgan Stanley, a Delaware corporation (“Morgan Stanley”).

RECITALS

WHEREAS, Morgan Stanley beneficially owns approximately ninety- seven percent (97%) of the issued and outstanding MSCI Class B Common Stock, par value $0.01 per share (“Class B Common Stock”), and MSCI is a member of Morgan Stanley’s “affiliated group” of corporations for federal income tax purposes;

WHEREAS, MSCI has issued shares of Class A Common Stock, $0.01 par value per share (“Class A Common Stock”), to the public in an offering (the “Initial Public Offering”) pursuant to registration statement no. 333-144975 under the Securities Act of 1933, as amended; and

WHEREAS, the parties desire to enter into this Agreement to set forth their agreement regarding (i) Morgan Stanley’s rights to purchase additional shares of Class B Common Stock upon any issuance of capital stock of MSCI to any person in order to allow Morgan Stanley to prevent a Morgan Stanley Ownership Reduction, (ii) Morgan Stanley’s rights to purchase shares of nonvoting classes of capital stock of MSCI to permit Morgan Stanley to own no less than eighty percent (80%) of each class of such stock outstanding, (iii) certain registration rights with respect to Class B Common Stock (and any other securities issued in respect thereof or in exchange therefor) and (iv) certain representations, warranties, covenants and agreements applicable to MSCI so long as it is a subsidiary of Morgan Stanley.

AGREEMENTS

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Morgan Stanley and MSCI, for themselves, their successors and assigns, hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. As used in this Agreement, the following terms will have the following meanings, applicable both to the singular and the plural forms of the terms described:

“Affiliate” means, with respect to any Person, any Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to vote a majority of the securities having voting power for the election of directors (or other Persons acting in similar capacities) of such Person or otherwise to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning ascribed thereto in the preamble hereto, as such agreement may be amended and supplemented from time to time in accordance with its terms.

“Applicable Stock” means at any time the MSCI Stock owned by the Morgan Stanley Entities.

“Blackout Period” has the meaning ascribed thereto in Section 3.01(a)(iv).

“Class A Common Stock” has the meaning ascribed thereto in the recitals to this Agreement.

“Class B Common Stock” has the meaning ascribed thereto in the recitals to this Agreement.

“Class B Common Stock Option” has the meaning ascribed thereto in Section 2.01(a).

“Class B Common Stock Issuance Notice” has the meaning ascribed thereto in Section 2.02.

“Code” means the Internal Revenue Code of 1986, as amended.

“Damages” has the meaning ascribed thereto in Section 3.07.

“Demand Holder” has the meaning ascribed thereto in Section 3.01(a).

“Demand Piggyback” has the meaning ascribed thereto in Section 3.02(c).

“Demand Registration” has the meaning ascribed thereto in Section 3.01(a).

“e-mail” has the meaning ascribed thereto in Section 5.06.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute.

“Holder” means Morgan Stanley and any Transferee.

“Indemnified Party” has the meaning ascribed thereto in Section 3.07(6).

“Indemnifying Party” has the meaning ascribed thereto in Section 3.07(c).

“Initial Public Offering” has the meaning ascribed thereto in the recitals to this Agreement.

“Initial Public Offering Date” means the date of completion of the initial sale of Class A Common Stock in the Initial Public Offering.

“Issuance Event” has the meaning ascribed thereto in Section 2.02.

“Issuance Event Date” has the meaning ascribed thereto in Section 2.02.

“Issuance Notice” has the meaning ascribed thereto in Section 2.02.

“Market Price” of any shares of Class A Common Stock on any date means (i) the average of the last sale price of such shares on each of the five trading days immediately preceding such date on the New York Stock Exchange or, if such shares are not quoted thereon, on the principal national securities exchange on which such shares are traded or (ii) if such sale prices are unavailable or such shares are not so traded, the value of such shares on such date determined in accordance with agreed-upon procedures reasonably satisfactory to MSCI and Morgan Stanley.

“Maximum Offering Size” means the largest number of shares that can be sold in an offering of Registrable Securities without having an adverse effect on such offering, including the price at which such Registrable Securities can be sold, as determined by a nationally recognized investment banking firm selected, in the case of a Demand Registration, by a Demand Holder and reasonably acceptable to MSCI and, in the case of a Piggyback Registration, selected by MSCI. In the case of an underwritten offering, such investment banking firm shall also serve as the lead underwriter or managing underwriter.

“Morgan Stanley” has the meaning ascribed thereto in the preamble hereto.

“Morgan Stanley Entities” means Morgan Stanley and its Subsidiaries (excluding MSCI Entities) and “Morgan Stanley Entity” means any of the Morgan Stanley Entities.

“Morgan Stanley Ownership Reduction” means any decrease at any time in the Value Ownership Percentage to less than 50% or the Vote Ownership Percentage to less than 80%.

“MSCI” has the meaning ascribed thereto in the preamble hereto.

“MSCI Entities” means MSCI and its Subsidiaries and “MSCI Entity” shall mean any of the MSCI Entities.

“MSCI Piggyback” has the meaning ascribed thereto in Section 3.02(b).

“MSCI Stock” means the Class A Common Stock, the Class B Common Stock and any other security of MSCI treated as stock for purposes of Sections 355 and 1504 of the Code.

“Nonvoting Stock” means any class of MSCI capital stock not having the right to vote generally for the election of directors.

“Nonvoting Stock Option” has the meaning ascribed thereto in Section 2.01(b).

“Nonvoting Stock Issuance Notice” has the meaning ascribed thereto in Section 2.02.

“Options” has the meaning ascribed thereto in Section 2.01(b).

“Other Holders” has the meaning ascribed thereto in Section 3.02(b).

“Other Securities” has the meaning ascribed thereto in Section 3.02.

“Person” means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated. organization, government (and any department or agency thereof) or other entity.

“Piggyback Registration” has the meaning ascribed thereto in Section 3.02.

“Registrable Securities” means Class B Common Stock and any stock or other securities into which or for which such Class B Common Stock may hereafter be changed, converted or exchanged and any other shares or securities issued to Holders of such Class B Common Stock (or such shares or other securities into which or for which such shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, share exchange, merger, consolidation or similar transaction or event or pursuant to the Nonvoting Stock Option. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been sold to the public in accordance with Rule 144, (iii) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by MSCI and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any state securities or blue sky law then in effect or (iv) they shall have ceased to be outstanding.

“Registration Expenses” means any and all expenses incident to performance of or compliance with any registration of securities pursuant to Article 3, including, without limitation, (i) the fees, disbursements and expenses of MSCI’s counsel and accountants and the reasonable fees and expenses of one counsel selected by the Holders; (ii) all expenses, including filing fees, in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to any underwriters and dealers; (iii) the cost of printing or producing any agreements among underwriters, underwriting agreements, and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of the securities to be disposed of; (iv) all expenses in connection with the qualification of the securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters or the Holders of securities in connection with such qualification and in connection with any blue sky and legal investment services; (v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the securities to be disposed of; (vi) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering; (vii) all security engraving and security printing expenses; (viii) all fees and expenses payable in connection with the listing of the securities on any securities exchange or automated interdealer quotation system or the rating of such securities; (ix) any other fees and disbursements of underwriters customarily paid by the issuers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any; and (x) other reasonable out-of-pocket expenses of Holders other than legal fees and expenses referred to in clause (i) above; provided, that, the internal administrative costs of each Holder and MSCI shall not be considered “Registration Expenses”.

“Rule 144” means Rule 144 (or any successor rule to similar effect) promulgated under the Securities Act.

“Rule 415 Offering” means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute.

“Selling Holder” has the meaning ascribed thereto in Section 3.04(e).

“Subsidiary” means, as to any Person, any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting capital stock or other voting ownership interests is owned or controlled directly or indirectly by such Person or by one or more of the Subsidiaries of such Person or by a combination thereof.

“Tax” means any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any such tax (domestic or foreign), and any liability for any of the foregoing as transferee.

“Tax-Free Spin-Off” means a tax-free distribution under Section 355 of the Code or any corresponding provision of any successor statute.

“Transferee” has the meaning ascribed thereto in Section 3.09.

“Value Ownership Percentage” means, at any time, the fraction, expressed as a percentage and rounded to the next lowest thousandth of a percent, whose numerator is the aggregate value (as determined by Morgan Stanley in good faith) of the Applicable Stock and whose denominator is the aggregate value (as determined by Morgan Stanley in good faith) of the then outstanding shares of MSCI Stock.

“Vote Ownership Percentage” means, at any time, the fraction, expressed as a percentage and rounded to the next lowest thousandth of a percent, whose numerator is the aggregate voting power (as determined under Section 355 of the Code) of the Applicable Stock and whose denominator is the aggregate voting power (as determined under Section 355 of the Code) of the then outstanding shares of MSCI Stock.

Section 1.02. Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement, and references to the parties shall mean the parties to this Agreement.

ARTICLE 2

OPTIONS

Section 2.01. Options. (a) MSCI hereby grants to Morgan Stanley, on the terms and conditions set forth herein, a continuing right (the “Class B Common Stock Option”) to purchase from MSCI, at the times set forth herein, such number of shares of Class B Common Stock as is necessary to allow Morgan Stanley Entities to prevent a Morgan Stanley Ownership Reduction. The Class B Common Stock Option shall be assignable, in whole or in part and from time to time, by Morgan Stanley to any Morgan Stanley Entity. The exercise price for the shares of Class B Common Stock purchased pursuant to the Class B Common Stock Option shall be the Market Price of the Class A Common Stock as of the date of first delivery of notice of exercise of the Class B Common Stock Option by Morgan Stanley (or its permitted assignee hereunder) to MSCI.

(b) MSCI hereby grants to Morgan Stanley, on the terms and conditions set forth herein, a continuing right (the “Nonvoting Stock Option” and, together with the Class B Common Stock Option, the “Options”) to purchase from MSCI, at the times set forth herein, such number of shares of Nonvoting Stock as is necessary to allow Morgan Stanley Entities to own eighty percent (80%) of each class of outstanding Nonvoting Stock. The Nonvoting Stock Option shall be assignable, in whole or in part and from time to time, by Morgan Stanley to any Morgan Stanley Entity. The exercise price for the shares of Nonvoting Stock purchased pursuant to the Nonvoting Stock Option shall be the price at which such Nonvoting Stock is then being sold to third parties or, if no Nonvoting Stock is being sold, the fair market value thereof as determined in good faith by the board of directors of MSCI.

Section 2.02. Notice. At least 20 business days prior to (i) any issuance of any shares of MSCI Stock and (ii) each date on which an event could occur that, in the absence of an exercise of the Class B Common Stock Option, would result in a reduction in the Vote Ownership Percentage or Value Ownership Percentage, MSCI will notify Morgan Stanley in writing (a “Class B Common Stock Issuance Notice”) of any plans it has to issue such shares or the date on which such event could first occur. At least 20 business days prior to (x) any issuance of shares of Nonvoting Stock and (y) each date on which an event could occur that, in the absence of an exercise of the Nonvoting Stock Option, would result in any reduction in the percentage of any class of Nonvoting Stock owned by Morgan Stanley Entities or otherwise result in Morgan Stanley Entities owning less than eighty percent (80%) of each class of outstanding Nonvoting Stock, MSCI will notify Morgan Stanley in writing (a “Nonvoting Stock Issuance Notice” and, together with a Class B Common Stock Issuance Notice, an “Issuance Notice”) of any plans it has to issue such shares or the date on which such event could first occur. Each Issuance Notice must specify the date on which MSCI intends to issue such additional shares or on which such event could first occur (such issuance or event being referred to herein as an “Issuance Event” and the date of such issuance or event as an “Issuance Event Date”), the number of shares MSCI intends to issue or may issue and the other terms and conditions of such Issuance Event.

Section 2.03. Option Exercise And Payment. The Class B Common Stock Option may be exercised by Morgan Stanley (or any Morgan Stanley Entity to which all or any part of the Class B Common Stock Option has been assigned) only for such number of shares as are necessary to prevent a Morgan Stanley Ownership Reduction. The Nonvoting Stock Option may be exercised by Morgan Stanley (or any Morgan Stanley Entity to which all or any part of the Nonvoting

Stock Option has been assigned) only for such number of shares as are necessary for Morgan Stanley Entities to own, in the aggregate, eighty percent (80%) of each class of outstanding Nonvoting Stock. Each Option may be exercised (to the extent then exercisable in accordance with its terms) at any time after receipt of an applicable Issuance Notice and prior to the applicable Issuance Event Date by the delivery to MSCI of a written notice to such effect specifying (i) the number of shares of Class B Common Stock or Nonvoting Stock (as the case may be) to be purchased by Morgan Stanley, or any Morgan Stanley Entity, and (ii) a calculation of the exercise price for such shares. Upon any such exercise of either Option, MSCI will, immediately prior to the issuance or event in connection with an Issuance Event, deliver to Morgan Stanley (or any Morgan Stanley Entity designated by Morgan Stanley), against payment therefor, certificates (issued in the name of Morgan Stanley or its permitted assignee hereunder, or as directed by Morgan Stanley) representing the shares of Class B Common Stock or Nonvoting Stock (as the case may be) being purchased upon such exercise. Payment for such shares shall be made by wire transfer or intrabank transfer to such account as shall be specified by MSCI, for the full purchase price for such shares.

Section 2.04. Initial Public Offering. Notwithstanding the foregoing, Morgan Stanley shall not be entitled to exercise the Class B Common Stock Option in connection with the Initial Public Offering of the Class A Common Stock.

Section 2.05. Termination Of Options. The Options shall terminate upon the occurrence of a Morgan Stanley Ownership Reduction, other than a Morgan Stanley Ownership Reduction resulting from any Issuance Event in violation of this Agreement. Each Option, or any portion thereof assigned to any Morgan Stanley Entity other than Morgan Stanley, also shall terminate in the event that the Person to whom such Option, or such portion thereof has been transferred, ceases to be a Morgan Stanley Entity for any reason whatsoever.

ARTICLE 3

REGISTRATION RIGHTS

Section 3.01. Demand Registration - Registrable Securities. (a) Upon written notice provided at any time after the Initial Public Offering Date from any Holder of Registrable Securities requesting that MSCI effect the registration under the Securities Act of any or all of the Registrable Securities held by such Holder (a “Demand Holder”), which notice shall specify the intended method or methods of disposition of such Registrable Securities, MSCI shall use its reasonable best efforts to effect the registration under the Securities Act and applicable state securities laws of such Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in such request (including in a Rule 415 Offering, if MSCI is then eligible to register such Registrable Securities on Form S-3 (or a successor form) for such offering) (a “Demand Registration”); provided, that:

(i) the Holders of Registrable Securities may collectively exercise their rights to a Demand Registration on not more than five occasions;

(ii) the Holders of Registrable Securities shall not exercise their rights to a Demand Registration within the six-month period following any registration and sale of Registrable Securities effected pursuant to a prior exercise of rights to a Demand Registration;

(iii) the rights to effect a Demand Registration shall terminate on the tenth anniversary of the date of this Agreement; and

(iv) if the board of directors of MSCI determines in good faith that a Demand Registration (A) would materially impede, delay, interfere with or otherwise materially adversely affect any pending financing, registration of securities by MSCI in a primary offering for its own account, acquisition, corporate reorganization or other significant transaction involving MSCI or (B) would require disclosure of non-public material information that MSCI has a bona fide business purpose for preserving as confidential, MSCI shall be entitled to defer the filing or effectiveness of a registration statement, or to suspend the use of an effective registration statement, for the shortest period of time reasonably required (each such period, a “Blackout Period”); provided, that, MSCI shall not be entitled to invoke Blackout Periods for more than an aggregate of sixty (60) days in any 12-month period. MSCI shall notify each Holder of the expiration or earlier termination of a Blackout Period and, as soon as reasonably practicable after such expiration or termination, shall amend or supplement any effective registration statement to the extent necessary to permit the Holders to resume the use thereof in connection with the offer and sale of their Registrable Securities in accordance with applicable law.

(b) Notwithstanding any other provision of this Agreement to the contrary, a Demand Registration shall not be deemed to have been effected if no Registrable Securities are sold under the registration statement (and, therefore, not requested for purposes of paragraph (a) above).

(c) In the event that a Demand Registration shall involve, in whole or in part, an underwritten offering, the Demand Holder shall have the right to designate an underwriter or underwriters as the lead or managing underwriters of such underwritten offering reasonably acceptable to MSCI (and MSCI hereby acknowledges that Morgan Stanley & Co. Incorporated is reasonably acceptable) and, in connection with each Demand Registration, the Demand Holder may select one counsel to represent all Holders participating in such offering.

(d) MSCI shall have the right to cause the registration of additional equity securities for sale for the account of any Person (including, without limitation, MSCI and any existing or former directors, officers or employees of the MSCI Entities) in any Demand Registration; provided, that, if the Demand Holder is advised in writing (with a copy to MSCI) that the inclusion of such additional equity securities in such registration would be likely to exceed the Maximum Offering Size, the registration of such additional equity securities or part thereof shall not be permitted.

(e) The Demand Holder may require that any such additional equity securities described in Section 3.01(d) be included on the same conditions as the Registrable Securities of the Demand Holder to be included therein.

(f) If the Demand Holder believes that the aggregate number of Registrable Securities requested to be included in a Demand Registration would be likely to exceed the Maximum Offering Size, the Demand Holder may request a determination of the Maximum Offering Size. In the event that the Maximum Offering Size is determined to be less than the aggregate number of Registrable Securities requested to be included in such offering, the number of Registrable Securities to be included in the registration statement shall be reduced to the Maximum Offering Size and the number of Registrable Securities in excess of the amount requested by the Demand Holder, if any, shall be allocated pro rata among the other Holders requesting to be included in such offering on the basis of the relative number of Registrable Securities then held by each such Holder; provided, that, any number in excess of a Holder’s request may be reallocated among the remaining requesting Holders in a like manner.

Section 3.02. Piggyback Registration. In the event that MSCI at any time after the Initial Public Offering Date proposes to register any of its Common Stock, any other of its equity securities or securities convertible into or exchangeable for its equity securities (collectively, including Common Stock, “Other Securities”) under the Securities Act, whether or not for sale for its own account, in a manner that would permit registration of Registrable Securities for sale for cash to the public under the Securities Act, it shall at each such time give, at least 30 days prior to the anticipated filing date of the registration statement relating to such registration, written notice to each Holder of Registrable Securities of its intention to do so and of the rights of such Holder under this Section 3.02. Subject to the terms and conditions hereof, such notice shall offer each such Holder the opportunity to include in such registration statement such number of Registrable Securities as such Holder may request (a “Piggyback Registration”). Upon the written request of any such Holder made within 15 days after the receipt of MSCI’s notice (which request shall specify the number of Registrable Securities intended to be disposed of and the intended method of disposition thereof), MSCI shall use its reasonable best efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all Registrable Securities which MSCI has been so requested to register, to the extent required to permit the Piggyback Registration; provided, that:

(a) if, at any time after giving such written notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, MSCI shall determine for any reason not to register the Other Securities, MSCI may, at its election, give written notice of such determination to such Holders and thereupon MSCI shall be relieved of its obligation to register such Registrable Securities in connection with the registration of such Other Securities; provided, that, such determination by MSCI shall not prejudice the rights of the Holders of Registrable Securities to immediately request a Demand Registration in accordance with Section 3.01;

(b) if the registration referred to in the first sentence of this Section 3.02 is to be an underwritten registration on behalf of MSCI (an “MSCI Piggyback”) and MSCI is advised in writing that the inclusion of all or a part of such Registrable Securities in such registration would be likely to exceed the Maximum Offering Size, MSCI shall include in such registration: (i) first, all Other Securities MSCI proposes to sell for its own account and (ii) second, the number of securities (including Registrable Securities) that such underwriters advise can be so sold without adversely affecting such offering, allocated pro rata among the holders, other than MSCI, of Other Securities (the “Other Holders”) and the Holders of Registrable Securities on the basis of the number of securities requested in accordance with this Section 3.02 to be included therein by each Other Holder and each Holder of Registrable Securities; provided, that, in the event that the Maximum Offering Size is less than all of such Registrable Securities requested to be included in such offering, any Morgan Stanley Entity may withdraw its request for a Piggyback Registration and 90 days subsequent to the effective date of the registration statement for the registration of such Other Securities request a Demand Registration in accordance with Section 3.01;

(c) if the registration referred to in the first sentence of this Section 3.02 is to be an underwritten secondary registration on behalf of Other Holders (a “Demand Piggyback”) and MSCI is advised in writing that the inclusion of such additional securities in such registration would be likely to exceed the Maximum Offering Size, MSCI shall include in such registration the number of additional securities (including Registrable Securities) that such underwriters advise can be so sold without adversely affecting such offering, allocated pro rata among the Other Holders and the Holders of Registrable Securities on the basis of the number of securities (including Registrable Securities) requested in accordance with this Section 3.02 to be included therein by each Other Holder and each Holder of Registrable Securities; provided, that, in the event that the Maximum Offering Size is less than all of such Registrable Securities requested to be included in such offering, any Morgan Stanley Entity may withdraw its request for a Piggyback Registration and 90 days subsequent to the effective date of the registration statement for the registration of such Other Securities request a Demand Registration in accordance with Section 3.01;

(d) MSCI shall not be required to effect a Piggyback Registration incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans;

(e) no registration of Registrable Securities effected under this Section 3.02 shall relieve MSCI of its obligation to effect a Demand Registration; and

(f) the right to effect a Piggyback Registration shall terminate on the tenth anniversary of this Agreement.

Section 3.03. Expenses. (a) In the case of a Demand Registration,

(i) MSCI shall pay all Registration Expenses until and including the second occasion upon which a request for a Demand Registration shall have resulted in the sale of Registrable Securities under a registration statement; and

(ii) the requesting Holders shall pay all Registration Expenses arising in connection with any request for a Demand Registration thereafter.

(b) In the case of a Demand Piggyback, each Holder of Registrable Securities exercising its rights to effect a Piggyback Registration shall be responsible for a pro rata portion of the Registration Expenses, based on the number of Registrable Securities included therein by such Holder in proportion to the total number of securities included in such registration.

(c) In the case of an MSCI Piggyback, MSCI shall pay all Registration Expenses.

Section 3.04. Registration And Qualification. If and whenever MSCI is required to effect a Demand Registration or a Piggyback Registration, MSCI shall as promptly as practicable:

(a) prepare, file and use its reasonable best efforts to cause to become effective a registration statement under the Securities Act relating to the Registrable Securities to be offered;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of (i) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement and (ii) the expiration of the 90-day period after such registration statement becomes effective; provided, that, such 90-day period shall be extended for such number of days that equals the number of days elapsing from (x) the date the written notice contemplated by paragraph (f) below is given by MSCI to (y) the date on which MSCI delivers to the Holders of Registrable Securities the supplement or amendment contemplated by paragraph (f) below;

(c) furnish to the Holders of Registrable Securities and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as the Holders of Registrable Securities or such underwriter may reasonably request, and a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

(d) use its reasonable best efforts to register or qualify all Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Holders of such Registrable Securities or any underwriter to such Registrable Securities shall request, and use its reasonable best efforts to obtain all appropriate registrations, permits and consents in connection therewith, and do any and all other acts and things which may be necessary or advisable to enable the Holders of Registrable Securities or any such underwriter to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement; provided, that, MSCI shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any such jurisdiction wherein it is not so qualified or to consent to general service of process in any such jurisdiction;

(e) (i) use its reasonable best efforts to furnish to each Holder of Registrable Securities included in such registration (each, a “Selling Holder”) and to any underwriter of such Registrable Securities an opinion of counsel for MSCI addressed to each Selling Holder and dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the effective date of the registration statement), and (ii) use its reasonable best efforts to furnish to each Selling Holder a “cold comfort” letter addressed to each Selling Holder and signed by the independent public accountants who have audited the financial statements of MSCI included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Selling Holders may reasonably request and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements;

(f) as promptly as practicable, notify the Selling Holders in writing (i) at any time when a prospectus relating to a registration pursuant to a Demand Registration or Piggyback Registration is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the SEC or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case, at the request of the Selling Holders prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

(g) if reasonably requested by the lead or managing underwriters, use its reasonable best efforts to list all such Registrable Securities covered by such registration on each securities exchange on which the Class A Common Stock of MSCI is then listed;

(h) to the extent reasonably requested by the lead or managing underwriters, send appropriate officers of MSCI to attend any “road shows” scheduled in connection with any such registration, with all out-of-pocket costs and expense incurred by MSCI or such officers in connection with such attendance to be paid by MSCI; and

(i) so long as the board of directors of MSCI shall not have provided by resolution or resolutions that all or some of all classes or series of the stock of MSCI shall be represented by uncertificated shares, furnish for delivery in connection with the closing of any offering of Registrable Securities pursuant to a Demand Registration or Piggyback Registration unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the Selling Holders or the underwriters.

Section 3.05. Conversion Of Other Securities, Etc. Subject to any limitations in Section 3.09, in the event that any Holder offers any options, rights, warrants or other securities issued by it or any other Person that are offered with, convertible into or exercisable or exchangeable for any Registrable Securities, the Registrable Securities underlying such options, rights, warrants or other securities shall continue to be eligible for Demand Registration or Piggyback Registration.

Section 3.06. Underwriting; Due Diligence. (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a Demand Registration or Piggyback Registration, MSCI shall enter into an underwriting agreement with such underwriters for such offering, which agreement will contain such representations and warranties by MSCI and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 3.07, and agreements as to the provision of opinions of counsel and accountants’ letters to the effect and to the extent provided in Section 3.04(e). The Selling Holders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, MSCI to and for the benefit of such underwriters, shall also be made to and for the benefit of such Selling Holders. Such underwriting agreement shall also contain such representations and warranties by such Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 3.07.

(b) In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act pursuant to this Article 3, MSCI shall give the Holders of such Registrable Securities and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business of MSCI with its officers and the independent public accountants who have certified the financial statements of MSCI as shall be necessary, in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided, that, such Holders and the underwriters and their respective counsel and accountants shall use their reasonable best efforts to coordinate any such investigation of the books and records of MSCI and any such discussions with MSCI’s officers and accountants so that all such investigations occur at the same time and all such discussions occur at the same time.

Section 3.07. Indemnification And Contribution. (a) In the case of each offering of Registrable Securities made pursuant to this Article 3, MSCI agrees to indemnify and hold harmless, to the extent permitted by law, each Selling Holder, each underwriter of Registrable Securities so offered and each Person, if any, who controls any of the foregoing Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, affiliates, employees and agents of each of the foregoing, against any and all losses, liabilities, costs (including reasonable expenses of investigation and reasonable attorney’s fees and expenses), claims and damages, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened (“Damages”), insofar as such Damages (or actions or proceedings in respect thereof, whether or not such indemnified Person is a party thereto) arise out of or are based upon any untrue statement by MSCI or alleged untrue statement by MSCI of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities prepared by MSCI or at its direction, or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission by MSCI or alleged omission by MSCI to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that, MSCI shall not be liable to any Person in any such case to the extent that any such Damages arise out of or relates to any untrue statement or alleged untrue statement, or any omission, if such statement or omission shall have been made in reliance upon and in conformity with information relating to a Selling Holder or another holder of securities included in such registration statement furnished to MSCI by or on behalf of such Selling Holder, other holder or underwriter, as the case may be, specifically for use in the registration statement (or in any preliminary or final prospectus included therein), offering memorandum or other offering document, or any amendment thereof or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Selling Holder or any other holder and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability that MSCI may otherwise have to each Selling Holder, other holder or underwriter of the Registrable Securities or any controlling person of the foregoing and the officers, directors, affiliates, employees and agents of each of the foregoing; provided, further, that, in the case of an offering with respect to which a Selling Holder has designated the lead or managing underwriters (or a Selling Holder is offering Registrable Securities directly, without an underwriter), this indemnity does not apply to any Damages arising out of or relating to any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus or offering memorandum if a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) or offering memorandum was not sent or given by or on behalf of any underwriter (or such Selling Holder or other holder, as the case may be) to such Person asserting such Damages at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) or offering memorandum would have cured the defect giving rise to such Damages.

(b) In the case of each offering made pursuant to this Agreement, each Selling Holder, by exercising its registration rights hereunder, agrees to indemnify and hold harmless, and to cause each underwriter of Registrable Securities included in such offering (in the same manner and to the same extent as set forth in Section 3.07(a)) to agree to indemnify and hold harmless, MSCI, each other underwriter who participates in such offering, each other Selling Holder or other holder with securities included in such offering and in the case of an underwriter, such Selling Holder or other holder, and each Person, if any, who controls any of the foregoing within the meaning of the Securities Act and the officers, directors, affiliates, employees and agents of each of the foregoing, against any and all Damages to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, insofar as such Damages (or actions or proceedings in respect thereof, whether or not such indemnified Person is a party thereto) arise out of or are based upon any untrue statement or alleged untrue statement by such Selling Holder or underwriter, as the case may be, of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities prepared by MSCI or at its direction, or any amendment thereof or supplement thereto, or any omission by such Selling Holder or underwriter, as the case may be, or alleged omission by such Selling Holder or underwriter, as the case may be, of a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement of a material fact is contained in, or such material fact is omitted from, information relating to such Selling Holder or underwriter, as the case may be, furnished to MSCI by or on behalf of such Selling Holder or underwriter, as the case may be, specifically for use in such registration statement (or in any preliminary or final prospectus included therein), offering memorandum or other offering document. The foregoing indemnity is in addition to any liability which such Selling Holder or underwriter, as the case may be, may otherwise have to MSCI, or controlling persons and the officers, directors, affiliates, employees, and agents of each of the foregoing; provided, that, in the case of an offering made pursuant to this Agreement with respect to which MSCI has designated the lead or managing underwriters (or MSCI is offering securities directly, without an underwriter), this indemnity does not apply to any Damages arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus or offering memorandum if a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) or offering memorandum was not sent or given by or on behalf of any underwriter (or MSCI, as the case may be) to such Person asserting such Damages at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) or offering memorandum would have cured the defect giving rise to such Damages.

(c) If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to paragraph (a) or (b), such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided, that, the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

(d) If the indemnification provided for in this Section 3.07 is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between MSCI and the Selling Holders on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by MSCI and such Selling Holders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of MSCI and such Selling Holders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations and (ii) as between MSCI on the one hand and each such Selling Holders on the other, in such proportion as is appropriate to reflect the relative fault of MSCI and of each such Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by MSCI and such Selling Holders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by MSCI and such Selling Holders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus or offering memorandum. The relative fault of MSCI and such Selling Holders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by MSCI and such Selling Holders or by such underwriters. The relative fault of MSCI on the one hand and of each such Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

MSCI and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.07 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.07, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Shareholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Shareholder were offered to the public (less underwriters’ discounts and commissions) exceeds the amount of any Damages that such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Selling Holder’s obligation to contribute pursuant to this Section 3.07 is several in the proportion that the proceeds of the offering received by such Selling Holder bears to the total proceeds of the offering received by all such Selling Holders and not joint.

(e) Indemnification and contribution similar to that specified in the preceding paragraphs of this Section 3.07 (with appropriate modifications) shall be given by MSCI, the Selling Holders and underwriters with respect to any required registration or other qualification of securities under any state law or regulation or governmental authority.

(f) The obligations of the parties under this Section 3.07 shall be in addition to any liability which any party may otherwise have to any other party.

Section 3.08. Rule 144 And Form S-3. Commencing 90 days after the Initial Public Offering Date, MSCI shall use its reasonable best efforts to ensure that the conditions to the availability of Rule 144 set forth in paragraph (c) thereof shall be satisfied. Upon the request of any Holder of Registrable Securities, MSCI will deliver to such Holder a written statement as to whether it has complied with such requirements. MSCI further agrees to use its reasonable best efforts to cause all conditions to the availability of Form S-3 (or any successor form) under the Securities Act of the filing of registration statements under this Agreement to be met as soon as practicable after the Initial Public Offering Date. Notwithstanding anything contained in this Section 3.08, MSCI may deregister under Section 12 of the Exchange Act if it then is permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

Section 3.09. Transfer Of Registration Rights. Subject to the limitations set forth in Section 3.01(a), any Holder may transfer all or any portion of its rights under this Article 3 to any transferee of a number of Registrable Securities owned by such Holder exceeding three percent (3%) of the outstanding class or series of such securities at the time of transfer (each transferee that receives such minimum number of Registrable Securities, a “Transferee”). Any transfer of registration rights pursuant to this Section 3.09 shall be effective upon receipt by MSCI of (i) written notice from such Holder stating the name and address of any Transferee and identifying the number of Registrable Securities with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred and (ii) a written agreement from such Transferee to be bound by the terms of this Article 3 and Sections 5.03, 5.04, 5.09, 5.11 and 5.12 of this Agreement. The Holders may exercise their rights hereunder in such priority as they shall agree upon among themselves.

Section 3.10. Holdback Agreement. If any registration pursuant to this Article 3 shall be in connection with an underwritten public offering of Registrable Securities, each Selling Holder agrees not to effect any public sale or distribution, including any sale under Rule 144, of any equity security of MSCI (otherwise than through the registered public offering then being made), within 7 days prior to or 90 days (or such lesser period as the lead or managing underwriters may permit) after the effective date of the registration statement (or the commencement of the offering to the public of such Registrable Securities in the case of Rule 415 offerings). MSCI hereby also so agrees and agrees to cause each other holder of equity securities or securities convertible into or exchangeable or exercisable for such securities (other than in the case of equity securities, under dividend reinvestment plans or employee stock plans) purchased from MSCI otherwise than in a public offering to so agree.

Section 3.11. Agency Prospectus. (a) From time to time upon request by Morgan Stanley in connection with any public or registered offering of securities by MSCI or any other Person of any MSCI Stock or any Tax-Free Spin-Off of MSCI, MSCI shall prepare and file with the SEC under the Securities Act a registration statement and an “agency prospectus” or other related document to the extent necessary or desirable to permit Morgan Stanley to effect agency transactions by Morgan Stanley & Co. Incorporated in MSCI Stock.

(b) MSCI shall pay all Registration Expenses relating to the preparation and filing of such registration statement and agency prospectus.

(c) MSCI hereby agrees that its indemnification and contribution obligations under Section 3.07 shall apply, mutatis mutandis, to paragraphs (a) and (b) above, as if set forth in this Section 3.11.

ARTICLE 4

CERTAIN COVENANTS AND AGREEMENTS

Section 4.01. No Violations. (a) Prior to the occurrence of any Morgan Stanley Ownership Reduction, MSCI covenants and agrees that it will not take any action or enter into any commitment or agreement which, to the knowledge of MSCI, may reasonably be anticipated to result, with or without notice and with or without lapse of time or otherwise, in a contravention or event of default by any Morgan Stanley Entity of (i) any provisions of applicable law or regulation, including but not limited to provisions pertaining to the Code or the Employee Retirement Income Security Act of 1974, as amended, (ii) any provision of Morgan Stanley’s certificate of incorporation or bylaws, (iii) any credit agreement or other material instrument binding upon Morgan Stanley, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over Morgan Stanley or any of their respective assets.

(b) MSCI and Morgan Stanley agree to provide to the other any information and documentation requested by the other for the purpose of evaluating and ensuring compliance with Section 4.01(a) hereof.

(c) Notwithstanding the foregoing Sections 4.01(a) and 4.01(b), nothing in this Agreement is intended to limit or restrict in any way the ability of Morgan Stanley to effect, restrict or limit any action or proposed action of MSCI, including, but not limited to, the incurrence by MSCI of indebtedness, based upon Morgan Stanley’s internal policies or other factors.

Section 4.02. Additional Undertakings. (a) From time to time, if requested by MSCI, Morgan Stanley will provide in writing to MSCI notice of the amount of its aggregate ownership of MSCI Stock.

(b) If at any time prior to the Tax-Free Spin-Off Morgan Stanley owns less than 80% of the total value of MSCI Stock as calculated in accordance with Section 1504(a) of the Code, MSCI will not take any action, including the redemption or repurchase of any MSCI Stock, that has the direct or indirect effect of reducing the value of MSCI Stock outstanding for such calculation without the prior written approval of Morgan Stanley.

ARTICLE 5

MISCELLANEOUS

Section 5.01. Indemnification. MSCI agrees to indemnify Morgan Stanley, its Affiliates and their respective successors and assigns against, and agrees to hold each of them harmless from, any and all damage, loss, liability, expense (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding, whether involving a third party claim or a claim solely between the parties hereto), or Taxes (including but not limited to, any Taxes or expense of any Morgan Stanley Entity in connection with any taxable disposition of MSCI Stock held by any Morgan Stanley Entity in the event that Morgan Stanley is unable to effect a Tax- Free Spin-Off as a result of any breach by MSCI of its obligations hereunder) incurred or suffered by Morgan Stanley, any Affiliate of Morgan Stanley or any of their respective successors and assignees arising out of any misrepresentation or breach of warranty or breach of covenant (including, without limitation, Section 4.02) or agreement made or to be performed by MSCI pursuant to this Agreement. Any indemnification payment required to be paid by MSCI to Morgan Stanley under this Section 5.01 shall be increased by an amount (as reasonably determined by Morgan Stanley) equal to any Taxes (including Taxes on such increased amount) Morgan Stanley is required to pay (which amount shall not be reduced by any Tax asset or Tax attribute available to Morgan Stanley) as a result of receiving such indemnification payment. Morgan Stanley will provide MSCI with a brief summary describing how such amount was calculated.

Section 5.02. Subsidiaries. Morgan Stanley agrees and acknowledges that Morgan Stanley shall be responsible for the performance by each Morgan Stanley Entity of the obligations hereunder applicable to such Morgan Stanley Entity.

Section 5.03. Amendments. This Agreement may not be amended or terminated orally, but only by a writing duly executed by or on behalf of the parties hereto. Any such amendment shall be validly and sufficiently authorized for purposes of this Agreement if it is signed on behalf of Morgan Stanley and MSCI by any of their respective presidents or vice presidents.

Section 5.04. Term. This Agreement shall remain in effect until all Registrable Securities held by Holders have been transferred by them to Persons other than Transferees; provided, that, the provisions of Section 3.07 shall survive any such expiration.

Section 5.05. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable to any extent, the remainder of this Agreement or such provision of the application of such provision to such party or circumstances, other than those to which it is so determined to be invalid, illegal or unenforceable, shall remain in full force and effect to the fullest extent permitted by law and shall not be affected thereby, unless such a construction would be unreasonable.

Section 5.06. Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be deemed duly given upon actual receipt, and shall be delivered (a) in person, (b) by registered or certified mail, postage prepaid, return receipt requested, (c) by facsimile or (d) by electronic mail transmission (“e-mail”) (if agreed to by the parties and to recipients designated by each party), addressed as follows:

(a) If to MSCI, to:

MSCI Inc.

88 Pine Street

New York, NY 10005

Attention: Frederick W. Bogdan, General Counsel

Fax: (212)804-2906

(b) If to Morgan Stanley, to:

Morgan Stanley

1585 Broadway

New York, NY 10036

Attention: Martin M. Cohen, Director of Company Law

Fax: (212) 507-3334

or to such other addresses or telecopy numbers as may be specified by like notice to the other parties.

Section 5.07. Further Assurances. Morgan Stanley and MSCI shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any exhibit, document or other instrument delivered pursuant hereto.

Section 5.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same agreement.

Section 5.09. Governing Law. This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the internal laws of the State of New York.

Section 5.10. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on a party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.06 shall be deemed effective service of process on such party. MSCI is registered to do business in the State of New York as NY MSCI.

Section 5.11. Entire Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof.

Section 5.12. Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity any benefits, rights or remedies.

Section 5.13. Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that they shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which they may be entitled at law or equity.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MORGAN STANLEY

By:	/s/ Colm Kelleher
Name:	Colm Kelleher
Title:	Chief Financial Officer

MSCI INC.

By:
Name:
Title:

Signature Page to the

Shareholder Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MORGAN STANLEY

By:
Name:
Title:

MSCI INC.

By:	/s/ Henry Fernandez
Name:	Henry Fernandez
Title:	CEO & President

Signature Page to the

Shareholder Agreement